Exhibit 21.1

LIST OF SUBSIDIARIES OF CORECIVIC, INC.

ACS Corrections of Texas, L.L.C., a Texas limited liability company

Avalon Corpus Christi Transitional Center, LLC, a Texas limited liability company

Avalon Correctional Services, Inc., a Nevada corporation

Avalon Transitional Center Dallas, LLC, a Texas limited liability company

Avalon Tulsa, L.L.C., an Oklahoma limited liability company

Carver Transitional Center, L.L.C., an Oklahoma limited liability company

CCA Health Services, LLC, a Tennessee limited liability company

CCA International, LLC, a Delaware limited liability company

CCA South Texas, LLC, a Maryland limited liability company

CCA (UK) Ltd., a United Kingdom limited company

CoreCivic, LLC, a Delaware limited liability company

CoreCivic Government Solutions, LLC, a Maryland limited liability company

CoreCivic of Kansas Holdings LLC, a Maryland limited liability company

CoreCivic of Kansas LLC, a Maryland limited liability company

CoreCivic of Tallahassee, LLC, a Maryland limited liability company

CoreCivic of Tennessee, LLC, a Tennessee limited liability company

CoreCivic TRS, LLC, a Maryland limited liability company

Correctional Alternatives, LLC, a California limited liability company

Correctional Management, Inc., a Colorado corporation

EP Horizon Management, LLC, a Texas limited liability company

Fort Worth Transitional Center, L.L.C., an Oklahoma limited liability company

Government Real Estate Solutions LLC, a Delaware limited liability company

Green Level Realty, LLC, a Colorado limited liability company

National Offender Management Systems, LLC, a Colorado limited liability company

Prison Realty Management, LLC, a Tennessee limited liability company

Recovery Monitoring Solutions Corporation, a Texas corporation.

Rocky Mountain Offender Management Systems, LLC, a Colorado limited liability company

SSA Baltimore Holdings LLC, a Delaware limited liability company

SSA Baltimore LLC, a Delaware limited liability company

Southern Corrections System of Wyoming, L.L.C., an Oklahoma limited liability company

Technical and Business Institute of America, LLC, a Tennessee limited liability company

Time To Change, Inc., a Colorado corporation

TransCor America, LLC, a Tennessee limited liability company

TransCor Puerto Rico, Inc., a Puerto Rico corporation

Turley Residential Center, L.L.C., an Oklahoma limited liability company